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                                                                   EXHIBIT 23.3



                       Consent of Independent Accountants


We hereby consent to use in the Prospectus constituting part of Amendment No.1 to this Registration Statement on Form S-4 of our report dated February 12, 1996, except for notes 12 and 13 which are May 2, 1996 and August 13, 1996 respectively, relating to the financial statements of MS Acquisition Corp., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


Detroit, Michigan
October 30, 1996